EXHIBIT 99.1

FOR IMMEDIATE RELEASE

VIKING GLOBAL TECHNOLOGIES ANNOUNCES VKIN-300 RECEIVES FORMAL FRENCH ATTESTATION OF CONFORMITY

Formal attestation marks completion of key French regulatory milestone and supports advancement of international commercialization efforts

HOUSTON, TEXAS – November 3, 2026 – Viking Global Technologies, Inc. (OTCQB: VGTK) (“Viking” or the “Company”) today announced that its indirect majority-owned subsidiary, Viking Ozone Technology, LLC (“Viking Ozone”), has received a formal Attestation of Conformity from Laboratoire national de métrologie et d’essais (“LNE”), France’s national laboratory for metrology and testing, which is approved by the French Ministry of Social Affairs and Health to issue such attestations, for its VKIN-300 ozone-based medical and biohazardous waste treatment system.

The attestation, No. 41506-0, was issued on October 28, 2026, for the VKIN 300 SD configuration and confirms that the equipment meets the regulatory and normative requirements identified in the attestation, including French standard NF X 30-503-1:2024. The attestation is valid through October 27, 2031, may be renewed once, and remains subject to applicable continuing requirements, including that its validity may be called into question if applicable product requirements change or the equipment is modified.

The achievement represents the successful completion of a significant regulatory milestone following years of engineering development, independent testing and technical evaluation, and marks an important advancement in Viking Ozone's efforts to commercialize its proprietary medical waste treatment technology.

Completion of French Conformity Process

On October 5, 2026, Viking announced that the French government had formally incorporated NF X30-503-1:2024 into its regulatory framework governing equipment used for the pretreatment by disinfection of infectious healthcare waste. This regulatory amendment addressed a previously outstanding requirement necessary for the issuance of formal conformity documentation for the VKIN-300.

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At that time, the Company advised that LNE's Technical Committee review was scheduled for October 14, 2026, and that formal conformity documentation could be issued by the end of October, subject to completion of the remaining review procedures.

With the issuance of the formal attestation on October 28, 2026, that previously identified regulatory milestone has now been achieved for the certified equipment configuration.

James Doris, President and Chief Executive Officer of Viking Global Technologies, commented:

“This is a significant achievement for Viking Ozone and an important milestone in the development of the VKIN-300. Considerable time, engineering expertise and capital have been invested in advancing this technology through an extensive independent testing and regulatory process. Receiving the formal attestation represents the culmination of those efforts and provides an important foundation as we move forward with our commercialization strategy.”

Independently Validated Medical Waste Treatment Technology

The VKIN-300 is a commercial-scale system designed to treat regulated medical, infectious and biohazardous waste using ozone as an alternative to conventional treatment methods, including incineration and autoclaving.

The system combines a proprietary dynamic ozone-treatment process with advanced monitoring and control capabilities designed to manage critical treatment parameters, collect operating data and maintain treatment records.

As part of the French conformity assessment process, the VKIN-300 underwent independent laboratory testing under French standard NF X 30-503-1, including evaluations of microbiological efficacy and treatment performance.

LNE's accompanying evaluation report records satisfactory findings across applicable assessments, including biological-indicator treatment, infectious-waste treatment, microbial regrowth, airborne microbial contamination and particle-size testing.

The formal attestation identifies the certified treatment process as requiring a minimum average ozone concentration of 3,500 parts per million during a 45-minute cycle.

Viking believes the successful completion of this independent evaluation process provides third-party validation of the technology's treatment capabilities and supports its positioning as an alternative solution for applicable medical waste treatment applications.

Advancing Commercialization Opportunities

With the French conformity milestone now achieved, Viking Ozone intends to continue advancing its commercialization initiatives, including engagement with prospective customers, distributors and strategic partners.

The Company believes the formal attestation strengthens the VKIN-300's credentials with healthcare institutions, waste-management organizations and other potential customers evaluating alternative medical waste treatment technologies.

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Viking also believes the independent validation obtained through the French conformity process may serve as a valuable technical and regulatory reference as the Company and its partners pursue opportunities in other international markets, subject to applicable local requirements and approvals.

Doris added:

“Achieving this milestone allows us to shift our focus toward the next phase of the business. We believe the VKIN-300 offers a differentiated approach to medical waste treatment, and the completion of this rigorous independent process strengthens our position as we work with prospective customers and distribution partners to advance commercial opportunities. Our priority now is translating this achievement into meaningful commercial progress.”

The attestation applies specifically to the VKIN 300 SD configuration under the referenced French requirements and does not constitute regulatory approval in any other jurisdiction or guarantee site-specific authorization. Commercial deployment remains subject to applicable regulatory requirements, customer demand, financing, manufacturing and installation capabilities, and other commercial considerations. There can be no assurance that the attestation will result in purchase orders, revenue or commercial adoption.

About Viking Ozone Technology, LLC

Viking Ozone Technology, LLC, a majority-owned subsidiary of Viking Global Technologies, Inc., develops advanced ozone-based systems for the treatment of regulated medical, infectious and biohazardous waste. Viking Ozone's technology combines proprietary waste-treatment methodologies with advanced engineering, process-control and monitoring capabilities designed to provide an alternative to conventional medical waste-treatment methods.

About Viking Global Technologies, Inc.

Viking Global Technologies, Inc. is a technology-focused company advancing proprietary solutions intended to address significant infrastructure, environmental and industrial challenges. Through its subsidiaries and affiliated businesses, the Company is developing and commercializing technologies including grid-protection solutions designed to improve electric-grid resiliency and public safety and an ozone-based waste-treatment system, while evaluating additional strategic opportunities consistent with its long-term objectives.

For more information, please visit www.VikingGlobalTechnologies.com.

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Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include, among other things, statements regarding the Company's business strategy and commercialization efforts; the anticipated benefits and potential commercial applications of the VKIN-300; prospective customers, distributors and strategic partners; international market opportunities; future installations, sales and revenues; and the Company's ability to manufacture, deploy and support its technologies.

Words such as “anticipates,” “believes,” “expects,” “intends,” “could,” “may,” “plans” and similar expressions identify forward-looking statements.

Forward-looking statements are based on current expectations, estimates, projections and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially include, among others: the Company's ability to obtain financing; customer acceptance and demand; the absence of binding customer commitments; manufacturing, installation and operational execution; the validity, maintenance and renewal of the attestation; changes in French or other regulatory requirements; the need for additional regulatory or site-specific approvals; and the other risks described under “Risk Factors” in the Company's most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission.

There can be no assurance that the Company's technologies will achieve commercial acceptance, that current or prospective commercialization activities will result in commercial deployments or revenues, or that the Company will successfully execute its strategic objectives.

Readers are cautioned not to place undue reliance on forward-looking statements. Additional information regarding risks and uncertainties applicable to the Company is contained in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update forward-looking statements except as required by applicable law.

Investor Relations

Renmark Financial Communications Inc.

Preston Conable

pconable@renmarkfinancial.com

Tel: (416) 644-2020 or (212) 812-7680

www.renmarkfinancial.com

SOURCE: Viking Global Technologies, Inc.

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